U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018 (June 21, 2018)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2018, iBio, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as the sole underwriter (the “Underwriter”), relating to the issuance and sale of (i) 4,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 6,300 shares (the “Series A Preferred Shares”) of the Company’s newly designated Series A Convertible Preferred Stock, $0.001 par value (the “Series A Preferred Stock”), and (iii) 5,785 shares (the “Series B Preferred Shares”) of the Company’s newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”). The public offering price per share for each of the foregoing securities is as follows: (i) $0.90 per Share; (ii) $1,000 per Series A Preferred Share; and (iii) $1,000 per Series B Preferred Share.

The Series A Preferred Stock is convertible into shares of Common Stock at a price of $0.90 per share. We expect to file with the Secretary of State of the State of Delaware on or about June 22, 2018, a certificate of designation of preferences, rights and limitation of the Series A Preferred Stock (the “Series A Certificate of Designation”), authorizing 6,000 shares of Series A Preferred Stock. Subject to limited exceptions, a holder of Series A Preferred Stock will not have the right to exercise any portion of its Series A Preferred Stock if such holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, such holder may increase the such limitation, provided that in no event will the limitation exceed 9.99%.

The Series B Preferred Stock is convertible into shares of common stock of the Company at a price of $0.90 per share. We expect to file with the Secretary of State of the State of Delaware on or about June 22, 2018, a certificate of designation of preferences, rights and limitation of the Series B Preferred Stock (the “Series B Certificate of Designation”), authorizing 6,000 shares of Series B Preferred Stock. Subject to limited exceptions, a holder of Series B Preferred Stock will not have the right to exercise any portion of its Series B Preferred Stock if such holder, together with its affiliates, would beneficially own over 48% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise.

Pursuant to the Underwriting Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending ninety (90) days after the date of the Underwriting Agreement and (ii) the Company’s officers, directors and certain key shareholders agreed not to sell or otherwise dispose of any of Common Stock held by each of them for a period ending ninety (90) days after the date of the Underwriting Agreement, in each case, without first obtaining the written consent of the Underwriter.

The Company has granted a forty-five (45)-day option to the Underwriter to purchase up to 2,666,666 additional shares (the “Option Shares”) of Common Stock. The over-allotment option may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Shares.

The Company will pay the Underwriter a discount of (i) 7% to the public offering price with respect to the Shares, Series A Preferred Shares, and Series B Preferred Shares purchased in the offering by investors who do not have a pre-existing relationship with the Company, and (ii) 3.5% to the public offering price with respect to the Shares, Series A Preferred Shares, and Series B Preferred Shares purchased in the offering by certain investors who have a pre-existing relationship with the Company.

As additional compensation, the Company has agreed to issue to the Underwriter or its designees, at the closing of the offering and any exercise of the Underwriter’s over-allotment option, as applicable, shares of Common Stock equal to 2% of the aggregate Shares, shares of Common Stock issuable upon conversion of the Series A Preferred Shares and Series B Preferred Shares, and any Option Shares, other than the Shares, Series A Preferred Shares, and Series B Preferred Shares sold to certain investors who have a pre-existing relationship with the Company. Except as provided in Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(2), such shares issued or issuable to the Underwriter are deemed underwriting compensation by FINRA and cannot be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares by any person for a period of 180 days immediately following the date of the Underwriting Agreement, pursuant to FINRA Rule 5110(g)(1).

The net proceeds to the Company from the sale of the Shares, Series A Preferred Shares, and Series B Preferred Shares is expected to be approximately $15,095,713, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of the over-allotment option, or approximately $17,327,713 if the Underwriter’s over-allotment option to purchase additional shares of Common Stock is exercised in full.

The offering is expected to close on or about June 26, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Shares, the Series A Preferred Shares, he Series B Preferred Shares, and the Option Shares (if any) are being offered and sold pursuant to a Registration Statement on Form S-1, as amended (File No. 333-224620), which was declared effective by the Securities and Exchange Commission on June 21, 2018.

The foregoing description of the terms of the Underwriting Agreement do not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On June 22, 2018, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 21, 2018, by and between iBio, Inc. and A.G.P./Alliance Global Partners *
5.1	Opinion of Andrew Abramowitz, PLLC*
23.1	Consent of Andrew Abramowitz, PLLC (included in Opinion of Andrew Abramowitz, PLLC filed as Exhibit 5.1)*
99.1	Press Release, dated June 22, 2018, issued by iBio, Inc.*

*Filed herewith.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: June 22, 2018	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO